For the fiscal year ended December 31, 2001.
File number 811-3336
Prudential Equity Fund, Inc.

SUB-ITEM 77-O

EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1. 	Name of Issuer
	Assenture Ltd.

2. 	Date of Purchase
	7/18/2001

3. 	Number of Securities Purchased
	8,000

4. 	Dollar Amount of Purchase
	$116,000

5. 	Price Per Unit
	$14.50

6. 	Name(s) of Underwriter(s) or Dealer(s)
	From whom purchased
		Goldman Sachs & Co.

7. 	Other Members of the Underwriting Syndicate:

		Goldman, Sachs & Co.
		Morgan Stanley & Co. Incorporated
		Credit Suisse First Boston Corporation
		Deutsche Banc Alex. Brown Inc.
		J.P. Morgan Securities Inc.
		Banc of America Securities LLC
		Lehman Brothers Inc.
		Merrill Lynch, Pierce, Fenner & Smith Incorporated
		UBS Warburg LLC
		ABN AMRO Rothschild LLC
		Advest, Inc.
		Robert W.Baird & Co. Incorporated
		M.R. Beal & Company
		Bear, Stearns & Co. Inc.
		Chatsworth Securities LLC
		Dresdner Kleinwort Wasserstein Securities LLC
		A.G. Edwards & Sons, Inc.
		Epoch Securities, Inc.
		Janney Montgomery Scott LLC
		Edward D. Jones & Co. L.P.
		Legg Mason Wood Walker Incorporated
		McDonald Investments Inc.
		Needham & Company, Inc.
		Prudential Securities Incorporated
		Muriel Siebert & Co., Inc.
		Sturdivant & Co., Inc.
		Thomas Weisel Partners LLC
		Wit Soundview Corporation





























Ib.

1.   Name of Issuer
	CarrAmerica

1. 	Date of Purchase
		12/13/2001

2. 	Number of Securities Purchased
		19,000

3. 	Dollar Amount of Purchase
		$539,030

4. 	Price Per Unit
		$28.37

5. 	Name(s) of Underwriter(s) or Dealer(s)
		From whom purchased
			Goldman Sachs & Co.

6. 	Other Members of the Underwriting Syndicate:

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
First Union Securities, Inc.
Legg Mason Wood Walker, Incorporated
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
A.G. Edwards & Sons, Inc.
Commerzbank Capital Markets Corporation
Credit Suisse First Boston Corporation
Prudential Securities Incorporated


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